                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   Form 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


Date of Report (Date of earliest event reported):  February 27, 1998


                    Integrated Systems Consulting Group, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Pennsylvania                                         0-28206                              23-2528944
-------------------------------------------------------------------------------------------------------------------
(State or Other Jurisdiction                 (Commission File Number)                (I.R.S. Employer
 of Incorporation)                                                                   Identification No.)


575 East Swedesford Road, Suite 200, Wayne, PA                                             19087
-------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                (Zip Code)


Registrant's Telephone Number, including Area Code:   (610) 989-7000
                                                      --------------

     This Form 8-K/A is being filed to amend Item 7 in order to provide the financial statements and pro forma financial information required by that item.

Item 7.  Financial Statements and Exhibits

       (a) Financial Statements of WaveFront Consulting, Inc., attached hereto as Appendix I.

             (1) Independent Auditors' Report.

             (2) Balance Sheet as of December 31, 1997.

             (3) Statement of Earnings for the year ended December 31, 1997.

             (4) Statement of Stockholders' Equity for the year ended December
                 31, 1997.

             (5) Statement of Cash Flows for the year ended December 31, 1997.

             (6) Notes to Financial Statements.

       (b) Unaudited Pro Forma Condensed Combined Financial Information of Integrated Systems Consulting Group, Inc. and WaveFront Consulting, Inc., attached hereto as Appendix II.

             (1) Unaudited Pro Forma Condensed Combined Balance Sheets as of December 31, 1997.

             (2) Unaudited Pro Forma Condensed Combined Statements of Earnings for the year ended December 31, 1997.

             (3) Notes to Unaudited Pro Forma Condensed Combined Financial Information.

       (c)   Exhibits.

             2. Stock Purchase Agreement between Integrated Systems Consulting Group, Inc. and Reed Wellman, Douglas J. Stinson, Nitin Malhotra, Michael Spitalney and Robert A. Wenger, dated February 27, 1998 (Incorporated by reference to Exhibit 2. filed with ISCG's Current Report on Form 8-K dated February 27, 1998.)

             10.1 Form of Employment Agreement among WaveFront Consulting, Inc., Integrated Systems Consulting Group, Inc. and each of the WaveFront shareholders, dated February 27, 1998 (Incorporated by reference to Exhibit 10.1 filed with ISCG's Current Report on Form 8-K dated February 27, 1998.)

             23.1   Consent of KPMG Peat Marwick LLP

                                   APPENDIX I


Independent Auditors' Report

The Board of Directors
WaveFront Consulting, Inc.:

We have audited the accompanying balance sheet of WaveFront Consulting, Inc. as of December 31, 1997, and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WaveFront Consulting, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

McLean, Virginia
February 6, 1998, except as to Note 8
     which is as of February 27, 1998

WAVEFRONT CONSULTING, INC.

Balance Sheet
(in thousands, except share data)

December 31, 1997

--------------------------------------------------------------------------------
Assets

Current assets:
       Cash and cash equivalents                                 $       97
       Trade accounts receivable                                        710
       Other current asset                                                7
                                                                 ----------

       Total current assets                                             814

Property plant and equipment, net                                        34
Deposits                                                                  5
                                                                 ----------

                                                                 $      853
                                                                 ----------

Liabilities and Stockholders' Equity

Current liabilities:
       Accounts payable and accrued expenses                     $      121
       Accrued compensation payable                                     120
       Deferred income taxes                                            158
                                                                 ----------

Total liabilities                                                       399
                                                                 ----------

Stockholders' equity:
       Common stock, par value $1; 25,000 shares
            authorized; 430 shares issued and outstanding                 -
       Additional paid-in capital                                        10
       Retained earnings                                                444
                                                                 ----------

Total stockholders' equity                                              454
                                                                 ----------

                                                                 $      853
                                                                 ----------




See accompanying notes to financial statements.

WAVEFRONT CONSULTING, INC.

Statement of Earnings
(in thousands)

Year ended December 31, 1997

------------------------------------------------------------------------------

Revenues                                                             $  2,818
Cost of revenue                                                         1,794
                                                                     ---------

Gross profit                                                            1,024
                                                                     ---------

Operating expenses:
       Marketing and selling expenses                                     205
       General and administrative expenses                                699
                                                                     ---------

Total operating expenses                                                  904
                                                                     ---------

Income from operations                                                    120
                                                                     ---------

Interest income                                                             3
                                                                     ---------

Income before provision for income taxes                                  123

Provision for income taxes                                                 42
                                                                     ---------

Net income                                                           $     81
                                                                     ---------




See accompanying notes to financial statements.

WAVEFRONT CONSULTING, INC.

Statement of Stockholders' Equity
(in thousands, except share data)

Year ended December 31, 1997

------------------------------------------------------------------------------------------------------------

                                           Common stock            Additional
                                     -------------------------       paid-in         Retained
                                      Shares         Amount          capital         earnings         Total
                                    ----------     ----------    --------------    ------------    ---------

Balance at December 31, 1996            430        $    --           $ 10             $363           $373

Net income                             --               --            --                81             81
                                       ----        ---------         ----             ----           ----

Balance at December 31, 1997            430        $    --           $ 10             $444           $454
                                       ----        ---------         ----             ----           ----




See accompanying notes to financial statements.

WAVEFRONT CONSULTING, INC.

Statement of Cash Flows
(in thousands)

Year ended December 31, 1997

--------------------------------------------------------------------------------

Cash flows from operating activities:
      Net income                                                       $    81
      Adjustments to reconcile net income to net cash provided
          by operating activities:
               Depreciation and amortization                                25
               Deferred income taxes                                        33
               Changes in assets and liabilities:
                   Increase in receivables                                (226)
                   Decrease in prepaid expenses                              4
                   Increase in other assets                                (12)
                   Increase in accounts payable and accrued expenses       125
                                                                       -------

Net cash flows provided by operating activities                             30

Cash flows from investing activities - capital expenditures                (19)
                                                                       -------

Net increase in cash and cash equivalents                                   11

Cash, beginning of year                                                     86
                                                                       -------

Cash, end of year                                                      $    97
                                                                       -------




See accompanying notes to financial statements.

WAVEFRONT CONSULTING, INC.

Notes to Financial Statements

December 31, 1997

-------------------------------------------------------------------------------

   (1)   Summary of Significant Accounting Policies

         Organization

         WaveFront Consulting, Inc. ("WaveFront"), provides computer consulting services to a variety of customers. WaveFront was incorporated in Virginia on June 22, 1994.

         Basis of Presentation

         The accompanying financial statements include all of the accounts and balances of WaveFront and are prepared under the accrual method of accounting whereby revenues are recognized as services are performed and expenses are recognized as they are incurred. Deferred revenues are recorded when payment is received in advance of performance of services.

         Management Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Depreciation, Amortization and Recoverability of Long-Lived Assets

         Depreciation and amortization are provided using the straight-line method as follows:

         Furniture, equipment, and software                   3 years

         WaveFront's policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. WaveFront recognizes an impairment loss when the sum of expected future cash flows is less than the carrying amount of the asset. WaveFront operates in computer consulting services which is highly competitive and is marked by inherent technological obsolescence and commercial market risks. Given these risks, it is reasonably possible that WaveFront's current estimate that it will recover the carrying amount of its long-lived assets from future operations may change.










                                                                      Continued)

WAVEFRONT CONSULTING, INC.

Notes to Financial Statements
-------------------------------------------------------------------------------

(1)      Continued

         Income Taxes

         WaveFront recognizes income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

         Cash and Cash Equivalents

         WaveFront considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         Fair Value of Financial Instruments

         The amounts reported for cash equivalents, accounts receivable, accounts payable and accrued liabilities are considered to approximate fair values due to the relatively short duration of these instruments.


   (2)   Accounts Payable and Accrued Expenses

         Accounts payable and accrued expenses consist of the following (in thousands):

           Trade accounts payable                                       $   67
           Deferred revenue                                                 18
           Professional services                                            15
           Accrued 401(k)                                                   10
           Other accrued expenses                                           11
           -------------------------------------------------------------------

           Total                                                        $  121
           -------------------------------------------------------------------


   (3)   Property, Plant and Equipment

         Property, plant and equipment consists of the following (in thousands):

           Computer equipment                                           $   77
           Furniture and fixtures                                            6
           Accumulated depreciation and amortization                       (49)
           --------------------------------------------------------------------

           Total                                                        $   34
           -------------------------------------------------------------------


                                                                     (Continued)

WAVEFRONT CONSULTING, INC.

Notes to Financial Statements
-------------------------------------------------------------------------------

   (4)   Lease Commitments

         Aggregate minimum rental commitments under noncancelable operating leases (primarily for office space and equipment) at December 31, 1997 are as follows (in thousands):

                             1998                                      $    60
                             1999                                           60
                             2000                                            3
                             2001                                            2
                             --------------------------------------------------

                             Total                                     $   125
                             --------------------------------------------------

         Rent expense under operating leases for 1997 was approximately $43,000.


   (5)   Income Taxes

         The provision for income taxes for the year ended December 31, 1997 consists of the following (in thousands):

           Current provision:
                Federal                                                 $   6
                State                                                       3
           Deferred provision:
                Federal                                                    26
                State                                                       7
           -------------------------------------------------------------------

           Total                                                        $  42
           -------------------------------------------------------------------

         The income tax provision is different from the expected provision computed using the statutory U.S. federal income tax rate as set forth below:

                     U.S. federal statutory rate                            34%
                          State income taxes, net of federal benefit         6
                          Effect of graduated tax rates                     (6)
                     ---------------------------------------------------------

                     Total                                                  34%
                     ---------------------------------------------------------










                                                                     (Continued)

WAVEFRONT CONSULTING, INC.

Notes to Financial Statements
--------------------------------------------------------------------------------



   (5)   Continued

         The tax effects of significant temporary differences at December 31, 1997 are as follows (in thousands):

           Tax assets:
                Financial statement accruals                           $     28
                Accrued vacation                                             19
                Accrued  bonuses                                             18
                Deferred revenue                                              6
           ---------------------------------------------------------------------

           Total deferred tax assets                                         71
           ---------------------------------------------------------------------

           Tax liabilities:
                Accounts receivable                                         220
                Excess tax depreciation                                       9
           ---------------------------------------------------------------------

           Total deferred tax liabilities                                   229
           ---------------------------------------------------------------------

           Net deferred tax liabilities                                $    158
           ---------------------------------------------------------------------


   (6)   Defined Contribution Plan

         At December 31, 1997, WaveFront had a defined contribution plan (the "401(k) plan") in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended. Generally, all full-time employees are eligible for participation in the 401(k) plan. WaveFront's contributions to the 401(k) plan are made based on certain plan provisions, and were approximately $34,000 during 1997.


   (7)   Supplemental Information - Cash Flows

         Cash payments for interest and income taxes during the year ended December 31, 1997 were as follows (in thousands):

           Taxes paid                              $         28
           Interest paid                                      -


   (8)   Subsequent Event

         On February 27, 1998, Integrated Systems Consulting Group ("ISCG") purchased all of the common stock of WaveFront for $3,650,000 in cash. The purchase price is subject to certain adjustments. In addition, the former shareholders of WaveFront are entitled to receive additional consideration if WaveFront exceeds certain income thresholds in 1998 or 1999. WaveFront will operate as a wholly owned subsidiary of ISCG.

--------------------------------------------------------------------------------



                                   APPENDIX II

          Unaudited Pro Forma Condensed Combined Financial Information

      The Unaudited Pro Forma Condensed Combined Statement of Earnings assumes that the acquisition of WaveFront Consulting, Inc. ("WaveFront") had occurred on January 1, 1997, combining the results of Integrated Systems Consulting Group, Inc. ("ISCG" or the "Company") and WaveFront for the year ended December 31, 1997. The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 reflects the acquisition as if it had occurred on December 31, 1997. The pro forma information is based on the historical financial statements of the Company and WaveFront, after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments considered appropriate by the Company, certain of which are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information. The pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of earnings or financial condition that actually would have been obtained if the acquisition had occurred on the dates indicated or of the results that may be obtained in the future.

      The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical financial statements and the related notes thereto of ISCG and WaveFront. The historical financial statements of WaveFront and the related notes thereto are included herein. The historical financial statements of ISCG and the related notes thereto have been previously filed with the Securities and Exchange Commission and are available from ISCG upon written request.

Integrated Systems Consulting Group, Inc.

Pro Forma Condensed Combined Balance Sheets
(in thousands, except share data)

December 31, 1997
Unaudited

--------------------------------------------------------------------------------------------------------------------------------

                                                                                            Pro Forma               Pro Forma
                                                      ISCG             WaveFront           Adjustments              Combined
                                                   ------------     ----------------     --------------          --------------
Assets
Current assets:
     Cash and cash equivalents
         and short-term investments                  $  9,443           $     97           $ (3,650)(1)           $  5,890
     Accounts receivable                                8,937                710                                     9,647
     Prepaid expenses
         and other current assets                         491                  7                                       498
                                                     --------           --------           --------               --------
Total current assets                                   18,871                814             (3,650)                16,035

Property and equipment, net                             3,507                 34                                     3,541
Goodwill, net                                           1,413                                 3,263(2)
                                                                                                                     4,676
Other assets                                              107                  5
                                                                                                                       112
                                                     --------           --------           --------               --------

                                                     $ 23,898           $    853           $   (387)              $ 24,364
                                                     --------           --------           --------               --------

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses           $  1,107           $    121           $     30(3)            $  1,258
     Accrued compensation payable                         909                120                                     1,029
     Income taxes payable
         and deferred income taxes                        525                158                 37(4)                 720
                                                     --------           --------           --------               --------
Total current liabilities                               2,541                399                 67                  3,007
                                                     --------           --------           --------               --------

Stockholders' equity                                   21,357                454               (454)(5)             21,357
                                                     --------           --------           --------               --------

                                                     $ 23,898           $    853           $   (387)              $ 24,364
                                                     --------           --------           --------               --------




See accompanying notes to unaudited pro forma condensed combined financial information.

Integrated Systems Consulting Group, Inc.

Pro Forma Condensed Combined Statements of Earnings
(in thousands, except per share data)

December 31, 1997
Unaudited

-----------------------------------------------------------------------------------------------------------------------

                                                                                    Pro Forma              Pro Forma
                                                ISCG            WaveFront          Adjustments             Combined
                                            -------------     --------------     ----------------        --------------

Revenues                                  $       43,178    $         2,818    $           (15)  (6)   $        45,981

Operating expenses:
   Direct costs                                   25,402              1,794                                     27,196
   Selling expenses                                3,054                205                                      3,259
   General and                                                                             (15)  (6)
   administrative expenses                         9,179                699                326   (7)            10,189
                                            -------------     --------------     ---------------         --------------
Total operating expenses                          37,635              2,698                311                  40,644
                                            -------------     --------------     ---------------         --------------

Income from operations                             5,543                120               (326)                  5,337

Interest income, net                                 418                  3               (202)  (8)               219
                                            -------------     --------------     ---------------         --------------
Income before income taxes                         5,961                123               (528)                  5,556

                                                                                            10   (4)
Provision for income taxes                         2,448                 42                (85)  (9)             2,415
                                            -------------     --------------     ---------------         --------------

Net income                                $        3,513    $            81    $          (453)        $         3,141
                                            -------------     --------------     ---------------         --------------

Net income per common share:

   Basic                                  $          .44                                               $           .40
                                            -------------                                                --------------

   Diluted                                $          .40                                               $           .35
                                            -------------                                                --------------


Shares used in computing net income per common share:

   Basic                                           7,921                                                         7,921
                                           -------------                                                --------------

   Diluted                                         8,881                                                         8,881
                                           -------------                                                --------------

See accompanying notes to unaudited pro forma condensed combined financial information.

Integrated Systems Consulting Group, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

-------------------------------------------------------------------------------

(1)   Represents cash purchase price of $3.65 million.

(2)   To record goodwill arising in the transaction.

(3)   Costs directly associated with the acquisition.

(4) Assumed income tax effect from the elimination of WaveFront's benefit of lower graduated rates as a result of becoming part of the federal consolidated group. As a result, income taxes that were previously provided at 34% are now provided at 42%.

(5)   Elimination of historical equity accounts of WaveFront.

(6)   Eliminate intercompany transactions.

(7) Amortization of goodwill resulting from the purchase of WaveFront (using a 10 year life).

(8) Estimated reduction in interest income resulting from the use of $3.65 million cash to acquire WaveFront.

(9) Assumed income tax effect of the pro forma adjustments, using an effective income tax rate of 42%.

                                                       SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.

                                    By:  /s/ DAVID D. GATHMAN
                                    -----------------------------------
                                    David D. Gathman
                                    Executive Vice President and
                                      Chief Financial Officer


Date:  May 11, 1998

                                    EXHIBITS


2. Stock Purchase Agreement between Integrated Systems Consulting Group, Inc. and Reed Wellman, Douglas J. Stinson, Nitin Malhotra, Michael Spitalney and Robert A. Wenger, dated February 27, 1998 (Incorporated by reference to Exhibit 2. filed with ISCG's Current Report on Form 8-K dated February 27, 1998.)

10.1 Form of Employment Agreement among WaveFront Consulting, Inc., Integrated Systems Consulting Group, Inc. and each of the WaveFront shareholders, dated February 27, 1998 (Incorporated by reference to Exhibit filed with ISCG's Current Report on Form 8-K dated February 27, 1998.)

23.1  Consent of KPMG Peat Marwick LLP